Consent Of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-88158 and 33-50512) of Miller Building Systems, Inc., of our report dated August 4, 2000 (except for Note K for which the date is September 7, 2000) relating to the financial state-ments and financial statement schedule which appear in this Annual Report on Form 10-K.




                                        /PricewaterhouseCoopers LLP/



South Bend, Indiana
September 19, 2000